UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2004

UNITED DOMINION REALTY TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-10524	54-0857512

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 8.01. Other Events
ITEM 9.01. Financial Statements and Exhibits
Signatures
Exhibit Index
Underwriting Agreement
Legality Opinion of Morrison & Foerster LLP
Tax Opinion of Morrison & Foerster LLP

ITEM 8.01. Other Events

     On October 28, 2004, United Dominion Realty Trust, Inc. (the “Company”) entered into an Underwriting Agreement with Citigroup Global Markets, Inc. (the “Underwriter”) with respect to the issuance and sale by the Company, and the purchase by the Underwriter, of 3,500,000 shares of the Company’s common stock, $1.00 par value per share, with an option to purchase from the Company an additional 525,000 shares of common stock to cover over-allotments. The Underwriting Agreement is attached hereto and incorporated herein by reference as Exhibit 1.01. Morrison & Foerster LLP, as counsel to the Company, has issued its opinion with respect to the legality of the shares of common stock issued pursuant to the Underwriting Agreement. The legality opinion is attached hereto and incorporated herein by reference as Exhibit 5.01. Morrison & Foerster LLP has also issued its opinion with respect to certain U.S. federal income tax matters, which opinion is attached hereto and incorporated herein by reference as Exhibit 8.01.

ITEM 9.01. Financial Statements and Exhibits

     (c)  Exhibits.

Exhibit No.	Description

1.01	Underwriting Agreement dated October 28, 2004.

5.01	Legality Opinion of Morrison & Foerster LLP.

8.01	Tax Opinion of Morrison & Foerster LLP.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DOMINION REALTY TRUST, INC.

Date: November 1, 2004	By:	/s/ Scott A. Shanaberger Name: Scott A. Shanaberger Title: Senior Vice President and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

1.01	Underwriting Agreement dated October 28, 2004.

5.01	Legality Opinion of Morrison & Foerster LLP.

8.01	Tax Opinion of Morrison & Foerster LLP.